SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

	[ ]	Confidential, for use of
[x] Definitive Proxy Statement		the Commission Only (as permitted by
[ ] Definitive Additional Materials		Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STRATASYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:______
	(2)	Aggregate number of securities to which transaction applies:______
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:______
	(4)	Proposed maximum aggregate value of transaction:______
	(5)	Total fee paid:______

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:$______
	(2)	Form, Schedule or Registration Statement No.: ______
	(3)	Filing Party: ______
	(4)	Date Filed: ______

ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
PROPOSAL 2. TO APPROVE AND ADOPT THE STRATASYS, INC. 2002 LONG-TERM PERFORMANCE AND INCENTIVE PLAN.
DESCRIPTION OF THE 2002 PLAN
NEW PLAN BENEFITS
INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
OTHER MATTERS
EXPENSES
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
AVAILABLE INFORMATION

STRATASYS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 9, 2002

To the Stockholders of Stratasys, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Stratasys, Inc., a Delaware corporation (the “Company”), will be held on May 9, 2002, at the Company’s manufacturing facility located at 7640 Commerce Way, Eden Prairie, Minnesota 55344, at the hour of 3:30 p.m., for the following purposes:

1.	To elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve and adopt the Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only stockholders of record at the close of business on April 2, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Eden Prairie, Minnesota	By Order of the Board of Directors
April 9, 2002	Thomas W. Stenoien
Secretary

IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

STRATASYS, INC.
14950 MARTIN DRIVE
EDEN PRAIRIE, MINNESOTA 55344-2020
(952) 937-3000
www.stratasys.com

PROXY STATEMENT

     The Board of Directors of Stratasys, Inc. (the “Company”), presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on May 9, 2002. The record date of this proxy solicitation is April 2, 2002. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company’s Board of Directors and FOR the approval and adoption of the Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan. The Board of Directors anticipates that all of its nominees for election to the Company’s Board of Directors will be available for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

     In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about April 9, 2002.

     The total number of outstanding shares of the Company’s common stock, $.01 par value, as of April 2, 2002, was 5,354,354 shares. The common stock is the only outstanding class of securities of the Company entitled to vote. Each share of common stock has one vote. Only stockholders of record as of the close of business on April 2, 2002, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     The affirmative vote by holders of a plurality of the votes cast for directors at the Annual Meeting is required for the election of six directors. This means that the six directors with the most votes will be elected. The affirmative vote by holders of a majority of the votes present and voting on the matter at the Annual Meeting is required for the approval and adoption of the Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal office, 14950 Martin Drive, Eden Prairie, Minnesota, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting. This list will also be available for inspection at the Annual Meeting.

ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

     The directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted “FOR” the election to the Board of Directors of the following six persons, all of whom are incumbent directors. Other than Edward J. Fierko, who was elected to the Board of Directors in February 2002, all nominees were elected as directors at the 2001 Annual Meeting.

     The following table sets forth information concerning the nominees:

Name	Age	Position
S. Scott Crump	48	Chairman of the Board of Directors, Chief
		Executive Officer, President and Treasurer
Ralph E. Crump	78	Director
Clifford H. Schwieter	54	Director
Arnold J. Wasserman	64	Director
Gregory L. Wilson	54	Director
Edward J. Fierko	61	Director

Biographical Information about Nominees

     S. Scott Crump has served as Chief Executive Officer, President, Treasurer and a director of the Company since its inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. Mr. Crump is, with Lisa H. Crump, a co-founder of the Company, and he is the inventor of the Company’s FDM® technology. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which is now called SI Technologies, Inc., a public company, and a leading manufacturer of force, load and pressure transducers. Mr. Crump remains on its board of directors and is a significant shareholder of that company. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of the Company.

     Ralph E. Crump has been a director of the Company since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is also a founder and director of Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices having sales of $200 million and listed on the New York Stock Exchange, and Chairman of SI Technologies, Inc. In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until December 1986. Mr. Crump is also a director and co-founder of Mity Enterprises, Inc., a public company that manufactures institutional tables. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of Scott Crump.

     Clifford H. Schwieter has been a director of the Company since July 1994. In 2002, Mr. Schwieter became the President and Chief Executive Officer of Concise Logic, Inc., a software development company focused on semiconductor design tools. From 1994 to 2002, Mr. Schwieter was the President and a Managing Director of C.H. Schwieter and Associates, a financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE’s Calma Company from 1985 to 1986 and was responsible for that subsidiary’s worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

     Arnold J. Wasserman has been a director of the Company since 1994. Mr. Wasserman has, for the past 35 years, been a principal of P & A Associates, a leasing/consulting firm. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is a director and chairman of the audit committee of Micros-to-Mainframes, Inc., a publicly traded company.

     Gregory L. Wilson has been a director of the Company since 1994. He is the co-founder of Mity Enterprises, Inc. (Nasdaq: MITY) and has served as President and Chairman of the Board of that company since its inception in 1987. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. Mr. Wilson is an active investor in small, privately held manufacturing concerns.

     Edward J. Fierko has been a director of the Company since February 2002. Mr. Fierko is the President and Chief Operating Officer of Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices having sales of $200 million and listed on the New York Stock Exchange. From November 1998 to September 1999 he served as Executive Vice President of Osmonics. From September 1987 to August 1998, Mr. Fierko was President and CEO of Ecowater International, a holding company with operating companies in the water, waste and special process treatment industry. Prior to that, Mr. Fierko held several management positions with the General Electric Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS,
COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

Meetings of the Board of Directors and Information Regarding Committees

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Audit Committee is composed of Arnold J. Wasserman (Chairman), Clifford H. Schwieter and Gregory L. Wilson. Cameron E. Truesdell, who was member of the Audit Committee during 2001, resigned as a director, effective March 27, 2002. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held four (4) meetings in 2001.

     The Compensation Committee is composed of Clifford H. Schwieter (Chairman), Arnold J. Wasserman and Gregory L. Wilson. Cameron E. Truesdell, who was member of the Compensation Committee during 2001, resigned as a director, effective March 27, 2002. The duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company’s stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held five (5) meetings in 2001.

     The Board of Directors held five (5) meetings in 2001. All directors attended at least 75% of the total number of Board meetings and of the meetings of committees on which they served.

Executive Officers

     In addition to Scott Crump, the Company’s Chairman, President, Chief Executive Officer, and Treasurer, the following individual serves as an executive officer of the Company:

Thomas W. Stenoien, 51, has served as Chief Financial Officer of the Company since May 1997, as Corporate Secretary since January 1999, and as Executive Vice President of the Company since January 2001. Mr. Stenoien joined the Company in February 1993 as Controller and has also served as Director of Finance. Before joining the Company, Mr. Stenoien served as Controller of Anderberg Lund Printing Co. and as Accounting Manager for Braemar Corporation.

Compliance with Section 16(a) of the Exchange Act

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company’s directors and executive officers and beneficial owners of more than 10% of the Company’s common stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the common stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company’s fiscal year ended December 31, 2001.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth the cash and non-cash compensation paid by the Company for services rendered during the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, to the Company’s Chief Executive Officer and each other executive officer whose compensation exceeded $100,000 during such year.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Securities
Name and					Underlying
Principal Position	Year	Salary	Bonus		Options/SAR's

S. Scott Crump	2001	$148,720	$71,500	(1)	30,000
Chairman, President, CEO	2000	$150,076	$7,500	(2)	-0-
and Treasurer	1999	$136,500	$25,000	(3)	25,000

Thomas Stenoien	2001	$103,100	$69,700	(4)	15,400
Executive Vice President,	2000	$98,207	$15,800	(5)	-0-
Chief Financial Officer and	1999	$94,431	$32,500	(6)	10,000
Corporate Secretary

(1)	$38,900 of this bonus was earned in 2001 and paid in 2002.
(2)	$2,500 of this bonus was earned in 2000 and paid in 2001.
(3)	$17,500 of this bonus was earned in 1999 and paid in 2000.
(4)	$34,000 of this bonus was earned in 2001 and paid in 2002.
(5)	$4,000 of this bonus was earned in 2000 and paid in 2001.
(6)	$21,500 of this bonus was earned in 1999 and paid in 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table gives more information on stock options granted during the last fiscal year. The Company granted a total of 283,650 options to all of its employees in the fiscal year ended December 31, 2001.

		Percent of
		Total			Potential Realizable Value At
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise or		Option Term
	Options	In Fiscal	Base Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)

S. Scott Crump	10,000	3.5%	$3.00	1/7/07	$6,757	$16,912
	20,000	7.1%	$3.05	10/8/07	$16,343	$37,711

Thomas W. Stenoien	7,400	2.6%	$3.00	1/7/07	$5,000	$12,515
	8,000	2.8%	$3.05	10/8/07	$6,537	$15,084

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

     The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officers during the year ended December 31, 2001.

	Shares		Number Of Securities		Value of Unexercised In-the-
	Acquired		Underlying Unexercised		Money Options/SARS at
	On	Value	Options/SARS at FY-End (#)		FY-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. Scott Crump	-0-	-0-	46,750	46,000	$32,420	$123,730

Thomas W. Stenoien	-0-	-0-	20,050	20,600	$18,032	$34,442

(1)	Based upon a closing price of $6.61 on the Nasdaq National Market on December 31, 2001.

Directors’ Fees

     Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In January 2001, four independent directors received non-qualified options to purchase 5,000 shares of the Company’s common stock in connection with their service on the Board, and one independent director received non-qualified options to purchase 8,000 shares of the Company’s common stock in connection with his service on the Board. In October 2001, five independent directors received non-qualified options to purchase 20,000 shares of the Company’s common stock in connection with their service on the Board.

Compensation Committee Interlocks and Insider Participation

     Members of the Compensation Committee have never served as officers or employees of the Company or officers or employees of any of the Company’s subsidiaries. During the last fiscal year, no executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on the Company’s Board of Directors or Compensation Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee of the Board of Directors is composed of Messrs. Schwieter, Wasserman and Wilson. It recommends to the Board remuneration for officers of the Company, determines the number and issuance of options pursuant to the Company’s stock option plans and recommends the establishment of and monitors a compensation and incentive program for all executives of the Company. The intent of the executive compensation program is to provide competitive levels of compensation in order to attract, retain, and motivate its executives. The goal is to align the interests of the Company’s executives with those of the stockholders, and link total compensation to the individual performance and success of the Company.

Executive Compensation Programs

     The Company’s executive compensation program consists of three principal components: base compensation, cash bonus, and stock options. In determining base compensation, the Compensation Committee considers prevailing industry salaries, historical compensation levels as compared with past performance, and expected future contributions of the executives. The Compensation Committee then recommends appropriate base compensation to the full Board of Directors.

     The Company also offers incentive plans under which executive officers may be paid cash bonuses. The compensation under these plans is dependent upon the achievement of certain financial, growth, and performance targets established by the Board of Directors prior to the start of each fiscal year.

     The Company also offers stock options as a component of its long-term incentive and retention program. Stock options are granted at the date of hire and periodically thereafter. These options align the interest of the executive officer with those of the stockholders, since it is only through stock appreciation linked to Company performance that the executive will benefit from these plans. In arriving at its recommendations for the amount of such grants, the Compensation Committee considers the executive’s contribution to the Company’s performance in the past, and the expected contribution of the executive to the Company’s long-term growth. The Company’s policy is to fix the price of the options at or above the fair market value on the date of grant, thereby linking the executive’s value realized directly to the gains realized by the Company’s stockholders.

Chief Executive Officer Compensation

     In arriving at its recommendation for Mr. Crump’s total compensation, the Compensation Committee considered the Company’s performance as measured by revenue, revenue growth, profitability, earnings per share, share valuation, and corporate objectives. After considering Mr. Crump’s performance in 2001, the Compensation Committee recommended Mr. Crump quarterly management-by-objective (MBO) bonuses totaling $10,000, which the Board of Directors granted. An MBO profit bonus of $61,500 was paid to Mr. Crump for 2001. Base compensation, determined early in 2000, amounted to $148,720, unchanged from 2000. Pursuant to the recommendation of the Compensation Committee, the Board of Directors granted Mr. Crump options to purchase 30,000 shares of the Company’s common stock in 2001.

Submitted March 29, 2002, by the members of the Compensation Committee.

Clifford H. Schwieter, Chairman
Arnold J. Wasserman
Gregory L. Wilson

PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company’s common stock with (b) the total return on the Nasdaq (US) Composite Index, (c) the total return on the information technology sector of the Standard & Poor’s SmallCap 600 Index (“S&P 600 Info Tech Index”), and (d) the total return on a peer group index. The S&P 600 Info Tech Index consists of 125 of the 600 stocks comprising the Standard & Poor’s SmallCap 600 Index, a capitalization-weighted index of domestic stocks chosen for market size, liquidity and industry representation. The peer group is an index weighted by the relative market capitalization of the following three companies, which were in the rapid prototyping industry during all or part of the period: 3-D Systems Corporation, DTM Corporation and Helisys, Inc.

     The following graph assumes that $100 had been invested in each of Stratasys, the Nasdaq (US) Composite Index, S&P 600 Info Tech Index, and the three-member peer group on December 29, 1996. For purposes of the peer group investment, Helisys, Inc. is included only through October 2000, when it laid off all of its employees and all except one of its directors resigned. In addition, DTM Corporation is included in the peer group only through August 2001, when it was acquired by 3-D Systems Corporation. Accordingly, the Company believes that the peer group index is no longer a representative performance measurement. Therefore, the Company has decided, in the future, to replace the peer group index with the S&P 600 Info Tech Index, which is shown this year for the first time.

Assumes $100 invested on December 29, 1996
Assumes dividend reinvested
Fiscal year ending December 31, 2001

     The immediately preceding sections entitled “Executive Compensation” and “Performance Graph” do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that the Company makes with the SEC.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 2, 2002, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 5,354,354 shares outstanding on April 2, 2002. The address of each of the directors and executive officers listed below is c/o Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55344.

			Percentage of
	Amount and Nature		Outstanding
Name and Address	of Beneficial Ownership		Shares Owned

S. Scott Crump	603,167	(1)	11.19%
Thomas Stenoien	9,679	(2)	*
Ralph E. Crump	323,330	(3)	6.02%
Arnold J. Wasserman	72,000	(4)	1.33%
Clifford H. Schwieter	54,725	(5)	1.01%
Gregory L. Wilson	96,000	(6)	1.76%
Edward J. Fierko	—		—
All directors and executive officers as a group (7 persons)	1,158,901	(7)	20.60%

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes presently-exercisable options to purchase 29,000 shares of common stock. Does not include options to purchase 41,000 shares of common stock that are not presently exercisable. Also includes 283,787 shares of common stock directly owned by Mr. Crump’s wife, and presently-exercisable options to purchase 6,200 shares of common stock held by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 154,165 shares of common stock owned directly and presently-exercisable options to acquire 15,000 shares of common stock held by Ralph E. Crump, Mr. Crump’s father, and 154,165 shares owned directly by Mr. Crump’s mother.

(2)	Includes presently-exercisable options to purchase 7,480 shares of common stock. Does not include options to purchase 17,220 shares of common stock that are not presently exercisable.

(3)	Includes presently-exercisable options to purchase 15,000 shares of common stock. Also includes 154,165 shares of common stock directly owned by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 284,180 shares of common stock owned directly by, presently-exercisable options to acquire 29,000 shares of common stock held by S. Scott Crump, Mr. Crump’s son, and 283,787 shares owned directly by and presently-exercisable options to purchase 6,200 shares of common stock held by Mr. Crump’s daughter-in-law.

(4)	Includes presently-exercisable options to purchase 66,000 shares of common stock.

(5)	Includes presently-exercisable options to purchase 53,000 shares of common stock.

(6)	Includes presently-exercisable options to purchase 96,000 shares of common stock.

(7)	Includes presently-exercisable options to purchase 272,680 of common stock.

CERTAIN TRANSACTIONS

     On January 8, 2001, the Company granted Messrs. Ralph Crump, Wasserman and Wilson 5,000 non-qualified options and granted Mr. Schwieter 8,000 options in connection with their service on the Board. The Company also granted 5,000 non-qualified options to Cameron E. Truesdell, who resigned as a director, effective March 27, 2002. These options are immediately exercisable at an exercise price of $3.00 per share. These options expire on January 7, 2006.

     On October 8, 2001, the Company granted Messrs. Ralph Crump, Schwieter, Truesdell, Wasserman and Wilson 20,000 non-qualified options in connection with their service on the Board. These options are immediately exercisable at an exercise price of $3.05 per share. These options expire on October 7, 2006.

     Pursuant to the Company’s continuing stock repurchase program, the Company purchased from each of Mr. Scott Crump and his spouse 25,000 shares of common stock on December 4, 2001, at $5.25 per share (which was approximately 25% less than the average of the closing bid and ask prices on the day of the transaction), and 25,000 on March 1, 2002, at $8.67 per share. The Company purchased from Mr. Truesdell 10,000 shares on August 27, 2001, at $4.81 per share, 11,000 shares on November 30, 2001, at $6.70 per share, 15,000 shares on February 22, 2002, at $8.45 per share, and 60,000 shares on February 25, 2002, at $9.38 per share. Each of the foregoing purchases was approved in advance by the Board of Directors, and except as otherwise noted, the purchase price was determined on the basis of the average of the closing bid and ask prices for the Company’s common stock on the date of purchase. In the case of each purchase from Mr. Truesdell, the Company’s purchase price for the shares was less than Mr. Truesdell’s original purchase price for such shares.

     On February 25, 2002, Messrs. Schwieter and Wasserman exercised options to purchase 41,187 shares and 41,000 shares, respectively, and the Company repurchased the shares at $9.12 per share. On March 4, 2002, Messrs. Ralph Crump and Scott Crump exercised options to purchase 51,000 shares and 22,750 shares, respectively, and the Company repurchased the shares at $8.73 per share. Each of the foregoing purchases was approved in advance by the Board of Directors, and the purchase price was approximately three (3%) percent less than the average of the closing bid and ask prices for the Company’s common stock on the date of purchase.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 2. TO APPROVE AND ADOPT THE STRATASYS, INC. 2002 LONG-TERM PERFORMANCE AND INCENTIVE PLAN.

DESCRIPTION OF THE 2002 PLAN

     The Board of Directors has adopted the Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan (the “2002 Plan”), and joins with the Company’s management in asking for your support of this proposal. Competition for key employees is very intense. To secure top talent, the Company needs to have competitive compensation programs, including equity based awards. The use of stock options and other stock awards is widely prevalent and continues to increase, and the Company must also do so. The 2002 Plan is integral to the Company’s compensation strategies and programs, and with stockholder approval of the 2002 Plan, management expects to continue its efforts to use stock options to motivate and retain executive employees with critical skills.

     The 2002 Plan provides for awards of up to 500,000 shares of stock. The 2002 Plan permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights (“SAR’s”) and stock and cash awards, whether granted singly, in combination or in tandem. During any five-year period, no participant may receive stock options or SAR’s with respect to an aggregate of more than 100,000 shares. Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the 2002 Plan) on the date of grant and it is expected that options and SAR’s will typically be granted for periods of 10 years or less. The 2002 Plan also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions or transfer and/or forfeiture provisions. The maximum number of shares of common stock that may be issued under stock awards under the 2002 Plan will not exceed 20% of the aggregate number of shares available for issuance for all types of awards under the 2002 Plan.

     For purposes of determining the number of shares of common stock issued under the 2002 Plan, no shares will be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 2002 Plan. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards will be available for future issuance under the 2002 Plan. Furthermore, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any award, will also be available for future issuance under the 2002 Plan.

     The Company intends that the 2002 Plan will be administered by the Compensation Committee (or any successor committee), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 2002 Plan, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 2002 Plan as it may deem necessary or proper. The Committee may delegate certain of its duties, power and authority to officers of the Company, pursuant to such conditions and limitations as the Committee may establish. The 2002 Plan may not be amended to increase the maximum number of shares that may be issued under the 2002 Plan (except for adjustments pursuant to Section 14 of the 2002 Plan) or to permit the granting of stock options or SAR’s with exercise or grant prices lower than those specified in Section 6 of the 2002 Plan without stockholder approval.

     Awards under the 2002 Plan may be made to employees of, and other individuals providing services to, the Company or its subsidiaries. Participants in the 2002 Plan will be recommended by management, and the Committee intends to review and act on all 2002 Plan grants and awards for officers and certain other senior management positions.

     The 2002 Plan has been designed to meet the requirements of section 162(m) of the Internal Revenue Code for stock options and SAR’s. In addition, the 2002 Plan contains performance criteria for future long-term incentive awards to qualify those awards for tax deductibility under section 162(m). Those criteria consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit return and margins, stock price and working capital.

     The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. These terms apply to “covered employees” as defined in section 162(m), which include the Company’s chief executive officer and the four other most highly compensated executive officers of the Company.

     The foregoing summary of the terms and features of the 2002 Plan is qualified by reference to the 2002 Plan itself. The 2002 Plan is printed in its entirety as Appendix A beginning on page A-1 and the federal income tax consequences of the issuance and exercise of options and SAR’s are summarized in Appendix B beginning on page B-1.

NEW PLAN BENEFITS

     As of April 2, 2002, the Company had not granted any award under the 2002 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

INDEPENDENT ACCOUNTANTS

     Rothstein, Kass & Company, P.C., audited the Company’s financial statements for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999, and has been the independent public accountants of the Company since December 20, 1994. Rothstein Kass has no financial interest, either direct or indirect, in the Company. The Board of Directors has not yet selected independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. It was the determination of the Board of Directors that the Company should not be obligated at this time to retain a specific firm of independent accountants.

     No representative of Rothstein Kass is expected to attend the Annual Meeting or to make a statement or respond to questions from stockholders.

AUDIT COMMITTEE REPORT

     The Audit Committee meets with the Company’s independent auditors, both with and without management present, to review the scope and results of the audit engagement, the system of internal controls and procedures and the effectiveness of procedures intended to prevent violations of laws and regulations. On July 20, 2000, the Audit Committee adopted a Charter, which was approved by the Company’s Board of Directors on July 20, 2000. A copy of the Audit Committee’s Charter was appended to the Company’s Proxy Statement for its 2001 Annual Meeting. Both the Audit Committee and the Board of Directors have determined that Charter states appropriate guiding principles for the Audit Committee. In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors has determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

     In accordance with the Audit Committee’s Charter and pursuant to Securities and Exchange Commission Rules, the Audit Committee reviewed all services performed by Rothstein Kass & Co. for the Company in 2001, within and outside the scope of their quarterly and annual auditing function. For 2001, the Company paid its independent auditors the following fees:

Audit Fees:	$80,395
Financial Information System Design and Implementation Fees:	$0
All Other Fees:	$19,103

     The fees labeled as All Other Fees above constitute all of the fees the Company paid to Rothstein Kass & Co. for non-audit services in 2001. Those fees principally involved tax related services and 401(k) audit fees. At a meeting held on February 11, 2002, the Audit Committee reviewed the non-audit services listed above and determined that such services are compatible with the continued preservation of the status of Rothstein Kass & Co. as independent auditors.

     The Audit Committee has reviewed the 2001 audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee also received from Rothstein Kass & Co. at the Committee’s February 11, 2002 meeting, the written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors and received their written confirmation that they remain independent accountants with respect to the Company. Based on its review of such items with Rothstein Kass & Co., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report of Form 10-K for 2001 for filing with the Securities and Exchange Commission.

Arnold J. Wasserman, Chairman
Clifford H. Schwieter
Gregory L. Wilson

OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors’ proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters according to their best judgment.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed proxy card and other materials, and the cost of soliciting proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the Company’s next Annual Meeting of Stockholders must be received by the Company no later than December 9, 2002, in order for them to be included in the proxy statement and form of proxy relating to that meeting. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company’s By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Stockholder proposals for business matters to be conducted at the meeting, including nominations of persons to serve as directors of the Company, but not to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its 2003 Annual Meeting, must be received no later than February 23, 2003. Such proposals should be directed to the Company’s Corporate Secretary at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020.

AVAILABLE INFORMATION

     Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company’s common stock) upon written request to Thomas W. Stenoien, the Company’s Corporate Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020, or on the Commission’s Web Site at www.sec.gov.

By Order of the Board of Directors

Thomas W. Stenoien, Secretary

Eden Prairie, Minnesota
April 9, 2002

APPENDIX A

STRATASYS, INC. 2002 LONG-TERM PERFORMANCE AND INCENTIVE PLAN

1.     Objectives.

The Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan (the “Plan”) is designed to attract, motivate and retain selected employees of, and other individuals providing services to, Stratasys, Inc. (“Stratasys” or the “Company”). These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.     Definitions.

(a)  “Awards” — The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b)  “Award Agreement” — An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c)  “Board” — The Board of Directors of Stratasys, Inc.

(d)  “Capital Stock” or “stock” — Authorized and issued or unissued Capital Stock of the Company, at such par value as may be established from time to time.

(e)  “Code” — The Internal Revenue Code of 1986, as amended from time to time.

(f)  “Committee” — The committee designated by the Board to administer the Plan or, in the absence of such designation, the Board.

(g)  “Company” — Stratasys, Inc., and its affiliates and subsidiaries, including subsidiaries of subsidiaries and partnerships and other business ventures in which Stratasys has an equity interest.

(h)  “Fair Market Value” —The average of the closing bid and ask prices of Capital Stock on the Nasdaq National Market for the date in question, provided that, if no sales of Capital Stock were reported on said quotation service on that date, the average of the closing bid and ask prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were reported on said quotation service.

(i)  “Participant” — An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by Stratasys or by a subsidiary corporation (within the meaning of section 424(f) of the Code) of Stratasys, including a subsidiary that becomes such after the adoption of the Plan.

(j)  “Performance Period” — A multi-year period of no more than five consecutive calendar years over which one or more of the performance criteria listed in Section 6 shall be measured pursuant to the grant of Long-Term Performance Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash). Performance Periods may overlap one another, but no two Performance Periods may consist solely of the same calendar years.

3.     Capital Stock Available for Awards.

The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 500,000. Shares of Capital Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company’s treasury and not reserved for some other purpose. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 10. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4.     Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

5.     Delegation of Authority.

The Committee may delegate to officers of the Company its duties, power and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

6.     Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity. During any five-year period, no Participant may receive, under the Plan, stock options or stock appreciation rights with respect to an aggregate of more than 100,000 shares. With regard to any “covered employee” (as defined by Section 162(m) of the Code), the maximum number of shares of Capital Stock or share equivalents of Capital Stock (stock units) that can be earned by any Participant for any Performance Period is 15,000 shares, subject to adjustment for changes in corporate capitalization, such as a stock split, and if an Award is denominated in cash rather than in shares of Capital Stock or stock units, the share equivalent for purposes of the maximum will be determined by dividing the highest amount that the Award could be under the formula for such Performance Period by the closing price of a share of Capital Stock on the first trading day of the Performance Period.

(a)  Stock Option — A grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the exercise price may be the same as the purchase or designated price of such other award. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with section 422 of the Code. All of the shares that may be issued under the Plan are available for issuance under ISOs granted under the Plan.

(b) Stock Appreciation Right — A right to receive a payment, in cash and/or Capital Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (“SAR”) is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.

(c)  Stock Award — An Award made in stock and denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under Stock Awards shall not exceed 20% of the aggregate number of shares available for issuance under Awards. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. An Award made in stock or denominated in units of stock that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an Award of “Restricted Stock,” “Restricted Stock Units” or “Long-Term Performance Incentive” units.

(d)  Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance.

(e)  Performance Criteria under section 162(m) of the Code for Long-Term Performance Incentive Awards — The performance criteria for Long-Term Performance Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash) made to any “covered employee” (as defined by section 162(m) of the Code) shall consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, stock price and working capital. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code.

7.     Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

8.     Exercise of Stock Option or other Stock Award.

The price at which shares of Capital Stock may be purchased under a stock option, or other Stock Award, shall be paid in full in cash at the time of the exercise as set forth in the related Award Agreement or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate.

9.     Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding and employment taxes that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any

Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes or for payment of employment taxes.

10.     Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a Participant or (iii) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant’s immediate family and/or trusts whose beneficiaries are members of the Participant’s immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.

11.     Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (i) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan), or (ii) permit the granting of stock options or SARs with exercise or grant prices lower than those specified in Section 6.

12.     Termination of Employment.

If the employment of a Participant terminates, other than as a result of the death or disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a Participant or in the event a Participant is deemed by the Company to be disabled and eligible for benefits under the terms of any long-term disability plan or policy maintained by the Company, the Participant’s estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the Participant under the applicable Award Agreement.

13.     Cancellation and Rescission of Awards.

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any Detrimental Activity. For purposes of this Section 13, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b)  Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.     Adjustments.

In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionately: (a) the number of shares of Capital Stock (i) available for issuance under the Plan, (ii) available for issuance under ISOs, (iii) for which Awards may be granted to an individual Participant set forth in Section 6, and (iv) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Company or its successor shall issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 6 will be increased to reflect such substitution or assumption.

15.     Miscellaneous.

(a)  Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief financial officer of the Company in writing, and shall become effective when it is received.

(b)  The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c)  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d)  No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e) Except as may otherwise be required by federal law, the Plan and each Award Agreement shall be governed by the law of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Blue Earth County, Minnesota, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f)  In the event that a Participant or the Company brings an action to enforce the terms of the Plan or any Award Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorneys’ fees, and all further costs and fees, including reasonable attorneys’ fees incurred by the Company in connection with collection.

(g)  The Committee and any officers to whom it may delegate authority under Section 5 shall have full power and authority to interpret the Plan and to make any determinations thereunder, including determinations under Section 13, and the Committee’s or such officer’s determinations shall be binding and conclusive. Determinations made by the Committee or any such officer under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(h)  If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i)  The Plan shall become effective on the date it is approved by the requisite vote of the stockholders of the Company.

APPENDIX B

STRATASYS, INC. 2002 LONG-TERM PERFORMANCE AND INCENTIVE PLAN
FEDERAL INCOME TAX CONSEQUENCES

The Company has been advised by counsel that in general, under the Internal Revenue Code, as presently in effect a Participant will not be deemed to recognize any income for Federal Income Tax purposes at the time an option or stock appreciation right (“SAR”) is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1.     In the case of an exercise of a stock option other than an ISO, the Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

2.     In the case of an exercise of an SAR, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

3.     In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the Participant will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable as ordinary income until the year in which the Participant’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the Participant may elect to recognize income when the stock is received, rather than when the interest in the stock is received, the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the Participant makes this election, the amount taxed to the Participant as ordinary income is determined as of the date of receipt of the restricted stock.

4.     In the case of ISO’s, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date of over the option price is included in the Participant’s income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the Participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price, if the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISO’s to be treated as described above, the Participant must remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three-month period is extended to one year if the Participant’s employment terminates on account of disability. If the Participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an option as described in paragraph 5 below. A Participant who exercises an ISO might also be subject to an alternative minimum tax.

5.     Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a Participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

6.     Pursuant to section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company’s chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise be treated as qualified performance-based awards.

B-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of STRATASYS, INC., a Delaware corporation (the “Company”), hereby appoints S. SCOTT CRUMP and THOMAS W. STENOIEN, and each of them, the proxies of the undersigned, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of STRATASYS, INC., to be held on May 9, 2002, at 3:30 p.m., at the Company’s manufacturing facility located at 7640 Commerce Way, Eden Prairie, Minnesota 55344, and any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.	The election of six members to the Board of Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as provided in the Company’s Proxy Statement:

[ ] FOR all nominees listed below

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name below.)

S. Scott Crump, Ralph E. Crump, Edward J. Fierko, Clifford H. Schwieter, Arnold J. Wasserman, and Gregory L. Wilson.

2.	The approval and adoption of the Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, the proxies are authorized to vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.

(continued and to be signed on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL AND ADOPTION OF THE STRATASYS, INC. 2002 LONG-TERM PERFORMANCE AND INCENTIVE PLAN AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement, dated April 9, 2002, relating to the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 2001.

Signature(s) of Stockholder(s)

The signature(s) hereon should
correspond exactly with the name(s) of
the Stockholder(s) appearing on the
Stock Certificate. If stock is
jointly held, all joint owners should
sign. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as
such. If signer is a corporation or
partnership, please sign the full
corporate or partnership name, and give
the title of signing officer or general
partner.

Date 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.